Exhibit 5

AGREEMENT OF JOINT FILING

We, the undersigned, hereby express our agreement that the attached Schedule 13D (or any amendments thereto) relating to the shares of Common Stock of Adverum Biotechnologies, Inc. is filed on behalf of each of us.

Dated: December 23, 2020

Versant Ventures IV, LLC

By:	/s/ Robin L. Praeger
Name:	Robin L. Praeger
Title:	Managing Director

Versant Venture Capital IV, L.P.

By:	Versant Ventures IV, LLC
Its:	General Partner

By:	/s/ Robin L. Praeger
Name:	Robin L. Praeger
Title:	Managing Director

Versant Side Fund IV, L.P.

By:	Versant Ventures IV, LLC
Its:	General Partner

By:	/s/ Robin L. Praeger
Name:	Robin L. Praeger
Title:	Managing Director

Versant Venture Management, LLC

By:	/s/ Robin L. Praeger
Name:	Robin L. Praeger
Title:	Managing Director